                                                                   EXHIBIT 10(5)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of this 22nd day of September, 1994, by and among UNIVERSAL SURETY HOLDING CORP. (the "Parent") a Texas corporation, UNIVERSAL SURETY OF AMERICA (the "Company" or the "Employer"), a Texas insurance corporation, CAPSURE FINANCIAL GROUP, INC. ("CFG"), an Oklahoma corporation, CAPSURE HOLDINGS CORP. ("Capsure"), a Delaware corporation, and JOHN KNOX, JR. (the "Employee").

                                    RECITALS

         1. CFG, as Buyer, entered into a Stock Purchase Agreement dated July 26, 1994 (the "Purchase Agreement"), with the Parent and the Employee, as Seller, pursuant to which CFG agreed to purchase, and Employee agreed to sell, all of his authorized, issued and outstanding shares of stock of Parent.

         2. The Purchase Agreement provides for the Employee to enter into this Agreement, and all parties hereto acknowledge that this Agreement fulfills their respective obligations with respect to the requirement for this Agreement under the Purchase Agreement.

        3. The Company, as Employer, desires to employ the Employee and the Employee, as Employee, desires to be employed under the terms of the Agreement.

        NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      Employment.

                (a) For the term indicated in Section 2 hereof, the Company employs the Employee, and the Employee accepts such employment and agrees to act as an employee of the Company, all in accordance with the terms provided herein.

                (b) The Employee is hereby employed as President and Chief Executive Officer, and he agrees to perform such duties as are commensurate with such office and as are consistent with past practice, subject at all times to the direction, approval and control of the Board of Directors of the Company. During the term of this Agreement, the Employee shall continue to serve as President and Chief Executive Officer of the Company. In such capacity, subject to such direction, approval and control of the Board of Directors of the Company at all times the Employee shall be in complete charge of all of the day to day operations and management of the Company, as well as any of its direct or indirect subsidiaries, and shall have full authority and responsibility for setting strategic direction, formulating and carrying out the business plans, administration and policies of the Company. In general, but subject to such direction, approval or control, the Employee shall continue to perform the duties previously performed by him commensurate with the past practices of the Employee and the

Company. In this connection, the Employee's responsibilities, duties and powers shall include, but are not limited to:

                           (i) developing, establishing and implementing
                  strategic plans and policies;

                           (ii) maintaining an effective organization of the
                  Company, and in this connection, he may select (subject to the election of officers by the Board of Directors of the Company), control, supervise and terminate, directly or through delegation, the employees of the Company, and set their salaries and bonuses;

                           (iii) leading the operational planning process of the
                  Company;

                           (iv) setting and maintaining the underwriting and
                  marketing philosophies of the Company;

                           (v) maintaining current knowledge of developments in
                  the fidelity and surety bond industry and liaison with reinsurers; and

                           (vi) representing the Company periodically at select
                  industry gatherings and in Company activities.

                  (c) The Employee agrees that during the term of his employment hereunder he shall serve the Company diligently and faithfully and will devote substantially all of his work time, skill, effort and energy, during normal business hours, during the first three (3) years of this Agreement to the conduct of the business of the Company and substantial amounts of time thereafter as required to operate the business of the Company. The determination of "substantially all" of the Employee's work time, skill, effort and energy shall be made with respect to an annual period of employment.

                  (d) The Parent agrees that, so long as the Employee is employed under this Agreement, all voting rights held, directly or indirectly, by the Parent, its nominees or assignees, shall all be voted in favor of the Employee to be nominated to the Board of Directors of the Company, to be elected to such Board at each meeting of its stockholders at which the class of Directors to which the Employee is assigned is to be elected.

                  (e) The Parent and the Employee agree that the Board of Directors of the Company shall consist of at least seven (7) members. The Parent shall have the right to nominate and elect all but one (1) of the Directors for the Company and the Employee shall have the right to be a Director of the Company. The Parent agrees to vote all its shares of the Company in favor of the election of the Employee to the Board of the Company.

                  (f) The Parent and the Company agree that, so long as the Employee is employed under this Agreement, the Parent's nominees and assignees constituting the Board of

Directors of the Company shall all vote in favor of the election of Employee as President and Chief Executive Officer of the Company, the appointment of Employee to any Executive or similar Committee of the Board of Directors of the Company and the Board of Directors of the Company shall also consider any potential officers of the Company nominated by Employee, subject, in all cases to the ultimate responsibility of the Board of Directors under the law.

         2. Term of Employment.

               (a) The term of the Employee's employment hereunder shall commence on the day first written above and continue for a period of six (6) years from the date hereof, unless sooner terminated as provided below. Upon the expiration of the original term, Employee's employment by Employer shall thereafter continue from month to month on the same terms and conditions, with either party then having the right to terminate said employment upon ninety (90) days prior written notice to the other.

               (b) The employment of Employee pursuant to this Agreement may be terminated upon the occurrence of any of the following:

                  (i) at any time by mutual written agreement between Employee and the Company;

                  (ii) immediately upon the death of Employee;

                  (iii) by either the Company or Employee due to the disability of Employee. Disability shall mean that Employee has been unable to perform his duties by reason of illness or incapacity for six (6) months in the aggregate during any twelve (12) month period;

                  (iv) upon a good faith determination by a majority vote of the Board of Directors of the Company that the termination of this Agreement is necessary by reason of a final determination by the Commissioner of Insurance of the State of Texas (or by any other insurance department having jurisdiction over the Company or any subsidiary or affiliate) that Employee must be removed or disqualified from acting as an officer of the Company; or

                  (v) by the Company at any time for "cause" determined by a majority vote of the Board of Directors of the Company upon the giving of notice to Employee setting forth the basis of such termination. The Board of Directors shall give written notice to Employee setting forth the basis of such termination and shall provide Employee an opportunity to appear before the Board of Directors either before or after such termination is effective, as the Board may elect. For the purposes of this Agreement, the term "cause" shall be limited to:

                           (A) the engaging of Employee in conduct materially injurious to the Company unless Employee engaged in such conduct (i) in good faith and reasonably believed such conduct to be in or not opposed to the best interests of the Company or (ii) at the request or direction of the Board of Directors of the Company;

                           (B) the habitual absence of the Employee or the continued and wilful inattention and neglect by Employee of the material duties to be performed by him (other than by reason of illness or engaging in activities otherwise permitted or required under this Agreement) and which inattention and neglect does not cease within thirty (30) days after written notice thereof, specifying the details of such conduct, is given to Employee; and

                           (C) the conviction of Employee of, or plea of nolo contendere to, a felony or of a crime involving moral turpitude under state or federal law.

                  Upon a termination for cause pursuant to this Section 2(b)(v), the Company shall pay to the Employee his base salary through the date of termination and shall have no other obligation to provide compensation or benefits to the Employee pursuant to this Agreement.

         (c) The employment of the Employee pursuant to this Agreement may also be terminated at any time by the Employer, without good and sufficient cause, in which case if such termination shall occur prior to December 31, 1999, the Employer shall pay the Employee, within thirty (30) days of said termination, one lump sum payment representing the discounted present value (using an interest rate equal to that offered at the U.S. Treasury auction, first preceding the date of termination of the Employee's employment, of Treasury Notes or Bills with a maturity date closest to December 31, 1999) of the balance of the base salary that Employer would have paid the Employee from the date of such termination through December 31, 1999 as if the Employee's employment had not been so terminated assuming the base salary paid to the Employee in the twelve (12) months preceding such termination remained constant for the remainder of the period prior to December 31, 1999.

         (d) The Employee's obligation to render services hereunder may be terminated by the Employee if the Employee's "circumstances of employment shall have changed" (as hereinafter defined), such termination to be known also as termination for "good reason". In such event the Employee shall specify by written notice to the Company the event or reason relied on for such termination, and if such event or reason shall not have been cured within thirty
(30) days thereafter, the Employee's employment hereunder shall be deemed terminated. Within thirty (30) days after the Employee's employment is terminated following a termination for "good reason", the Company shall pay Employee a lump sum payment representing the discounted (discounted at the rate existing as of such termination for Treasury Bills/Notes having a maturity concurrent with the sixth anniversary of the date of this Agreement) balance of the base salary that the Employer had paid the Employee from the date of such termination through the sixth anniversary of the date of this Agreement assuming the base salary paid to the Employee in the twelve (12) months preceding such termination remained constant for the remainder of the term of this Agreement. The parties agree that the Employee shall not be under any duty to mitigate damages under this Agreement and such defense shall not be interposed in any legal proceedings among the parties. Provided the Employee has not violated and is not violating the terms and conditions of Sections 6 and 7 hereof, compensation or other income earned by the Employee after termination of the Employee's employment hereunder shall not reduce payments to be made to the Employee under this
Section 2(d).

         (e) The Employee's "circumstances of employment shall have changed" shall mean any of the following:

                  (i) Notice by the Board of Directors of the Parent or the Company to the Employee of termination of his employment, or this Agreement for any reason whatsoever, other than pursuant to Section 2(b) or 2(c);

                  (ii) failure of the Parent to nominate and vote for the Employee in the position as provided in Section 1(d) and 1(e) above;

                  (iii) reduction in the base salary being paid to the Employee by the Company, or withdrawal from him of any material fringe benefits or perquisites (including participation in current or future stock option or stock appreciation plans) provided to him under this Agreement or otherwise available to other senior corporate officers of the Company;

                  (iv) a change in the Employee's place of employment without his written consent as above described in Section 5(b) below, or requirements or demands of Employee to perform services which would make the continuance of his principal residence and home life in Houston, Texas unreasonably difficult or inconvenient for him; and

                  (v) other material and adverse changes in Employee's conditions of employment imposed on him by the Parent or the Company (including, without limitation, a material and adverse change in the duties of the Employee as described herein) or any material breach by the Company of the provisions of this Agreement; provided, however, that it shall not be considered or deemed to be a material adverse change in the duties of the Employee for the Company to appoint an interim chief executive officer (with all duties and responsibilities held by the Employee pursuant to this Agreement), in the event that the Employee is unable to perform his duties as a result of any disability. For purposes of this Section 2(e)(v), disability shall mean the Employee's inability to perform his duties by reason of illness and incapacity, but without regard to the period of time of such inability to perform or incapacity.

         (f) The Employee's obligation to render services hereunder may be terminated by the Employee following an event of a Change in Control (as hereinafter defined). Upon a termination by the Employee following a Change in Control pursuant to this Section 2(f), the Company shall pay to the Employee his base salary through the date of termination and shall have no other obligation to provide compensation or benefits to the Employee pursuant to this Agreement. For the purposes of this Agreement, a Change in Control shall mean the sale or transfer of at least 51% of the voting power of the Company to any person or entity not owned or controlled by Capsure or any affiliate of Capsure; provided, however, that a public offering of any securities of the Company shall not be included within the definition of a Change in Control

         3. Compensation.

         (a) The Company shall pay Employee a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000.00) for each 12-month period hereunder, payable according to the Company's regular payroll policy. The Company, through its Board of Directors, will confer with the Employee in good faith, at least annually, to review the base salary to be paid the Employee for the then fiscal year with a view to increasing (but not decreasing) the base salary based upon the performance of the Employee in relationship to the goals and performance of the Company and prevailing business and competitive conditions. To the extent that the Employee's base salary is increased, the new amount shall become the Employee's base salary and shall not thereafter be reduced. The base salary excludes any bonus or other employee benefits or perquisites to which the Employee is entitled and, when adjusting the Employee's salary, the Board of Directors, or any other body or group of persons responsible for setting the Employee's base salary, shall not take into consideration the value of any employee benefits, or Contingent Payment (as defined in Section 2.2 of the Purchase Agreement). The Company's obligation to pay the Employee the base salary during the term hereof may be extinguished only upon a termination of the Employee's employment in accordance herewith, and subject to the provisions of this Agreement.

         (b) The Company shall consider, and may pay to Employee, a bonus annually, such bonus to be determined by, and at the sole discretion of, the Compensation Committee of the Board of Directors of Capsure.

         (c) The compensation payable hereunder shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

         (d) Capsure shall deliver to Employee concurrently with its execution and delivery of this Agreement an option agreement providing for the purchase of 75,000 shares of Capsure Holdings Corp. common stock in the form attached hereto as Exhibit A.

         4. Expenses. Employer will reimburse Employee in accordance with Employer's standard policy guidelines for the reasonable and necessary expenses incurred by Employee in the normal course of Employer's business.


         5.       Benefits.

                  (a) During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit programs, including health insurance programs, which are established for the Employer's employees similarly situated to the Employee. The Employee shall also be entitled to paid annual vacation time commensurate with past practices of the Employee and the Company. During the term of this Agreement, the Employee covenants and agrees to cooperate with the Company in order that the Company, or any of its affiliates, may obtain key man life insurance in an amount acceptable to the Company or such affiliate. In addition to any and all other benefits and vacation provided to the Employee hereunder, in accordance with the past practices between the Employee and the Company, the Company shall continue to provide the Employee with such additional benefits and perquisites previously provided to him by the Company (including, without limitation, participation in any fringe or employee benefit program provided generally to senior executive officers of the Company, or otherwise presently provided to the Employee, and medical, life and disability insurance, including payment of the premiums of a $500,000 "split dollar" life insurance policy issued on the Employee's life, first class travel and accommodations, sick pay plans, and continued use of the Company owned automobile currently provided to the Employee, including maintenance, insurance and related costs, (provided that the Company shall have no obligation to provide a replacement thereof) and payment or reimbursement for other expenses in furtherance of the Company's business).

                  (b) During the term of this Agreement, the Employee's office shall be customary to his position and shall be located in the principal executive offices of the Company, both of which shall be located in, Houston, Texas. In connection with his employment by the Company, the Employee shall not be required to directly or indirectly relocate or transfer his principal residence from Houston, Texas.

                  (c) Each of CFG, the Parent and the Company will indemnify, defend and hold harmless the Employee, and his personal or legal representatives or other successors, to the fullest extent permitted by the laws of their respective states of incorporation, and the Employee shall be entitled to the protection of all insurance policies which CFG, the Parent and the Company may acquire and maintain generally for the benefit of their directors and officers, against all costs, charges and expenses (including, but not limited to, attorneys' fees and other legal expenses) whatsoever incurred or sustained by the Employee or his personal or legal representatives in connection with any action, suit or proceeding to which he (or his personal or legal representatives or other successors) may be made a party by reason of his being or having been a director, employee or officer of any of Capsure, the Parent or the Company and their respective subsidiaries and affiliates, or those acts or omissions relating thereto, all during the term hereof, to the extent permitted by the laws of the respective states. If the existing certificates of incorporation and bylaws of CFG, the Parent and the Company do not at any time during the term of this Agreement provide for indemnity of the Employee to the fullest extent permitted by the laws of its state of incorporation, CFG, the Parent and the Company will use reasonable efforts to amend such certificates of incorporation and bylaws so as to provide indemnification to the fullest extent permitted by applicable law.

         6. Non-Competition. The Employee acknowledges that the services he will render to the Company are special, unique, of high quality and of unusual character and therefore are of peculiar value to the Company. In addition, the Employee acknowledges that the Company's business is highly competitive, and through his employment by the Company he is given access to, and will use, unique and confidential information which must be available exclusively to the Company in order to preserve the value of its business. Accordingly, the Employee agrees that during the term of employment under this Agreement and for a five (5) year period from the date of termination hereunder (the "Non-Compete Period"), he will not, anywhere in the United States of America, either separately, jointly or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, stockholder (except for a minority stockholding of a publicly traded company in which the Employee shall not participate in management) or otherwise:

                  (a) establish, engage in, become economically interested in or work on behalf of any business in fidelity, surety, errors and omissions liability or other lines of insurance underwritten by the Company or any of the affiliates of the Company and which competes with the business of the Company or such affiliates; or

                  (b) solicit or service any party who is or was a customer, agent or supplier of the Company or any affiliates of the Company for any purpose relating to, and in competition with, the lines of insurance underwritten by the Company or any of the affiliates of the Company; or

                  (c) solicit for employment any person who is or was an employee of the Company.

         Notwithstanding the foregoing, the Non-Compete Period shall be reduced to a period of two (2) years following termination of the Employee's employment hereunder in the event the Employee (i) is terminated without cause pursuant to
Section 2(c) hereof, (ii) terminates his employment in the event "circumstances of employment shall have changed" pursuant to Section 2(d) hereof, or (iii) terminates his employment pursuant to Section 2(f) hereof following a Change in Control of the Company.

         7.       Nondisclosure.

                  (a) The Employee acknowledges that business information and techniques developed or acquired by the Company are among its most valuable assets and that the Employee heretofore has and during the term hereof will have access to such information and techniques. Consequently, in order to further protect the legitimate interests of the Company, the Employee hereby agrees that he will not at any time, without the express written consent of the Company: (i) disclose, directly or indirectly, any Confidential Information to anyone outside the employ of the Company and its affiliates; or
(ii) use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company and its affiliates.

                  (b) The term "Confidential Information" as used herein means all information of a business or technical nature disclosed to, learned or developed by the Employee, in the course of his employment by the Company, which information relates to the business of the Company, the business of any customer or supplier of the Company, or the business of any other person, firm or corporation which consults with or is in any way affiliated with the Company.

                  (c) The Employee's obligations under this section 7 shall survive his employment by the Company and shall terminate with regard to any Confidential Information only when it ceases to be Confidential Information.

         8. Remedies. Both parties recognize that the services to be rendered by the Employee are unique in character and that a breach by the Employee of the terms and conditions of this Agreement would irreparably harm the Company and that the remedies at law would not be adequate compensation to the Company for such breach. Accordingly, in the event of any such breach, in addition to all other remedies available to it in law, the Company shall be entitled to have an injunction issued by any court of competent jurisdiction enjoining and restraining the Employee and each and every party concerned therewith from doing any act in violation of any provisions of this Agreement. For purposes of this Section and Sections 6 and 7 hereof, the term "Company" shall include the Company, its subsidiaries and other affiliates and their respective successors and assigns. The term "affiliate" as used herein includes any entity controlling, controlled by or under common control with the Company.

         9. Miscellaneous.

                  (a) The parties hereto agree that the time period, the geographical area and the scope of the restrictions contained in Section 6 hereof are reasonable, but are also divisible and severable; and further, in the event any of said provisions are held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall have no effect on the validity or enforceability of any other provision hereof and such provisions as are held invalid or unenforceable shall be deemed modified to the extent necessary to make them valid and enforceable.

                  (b) In any court proceeding brought to enforce this Agreement, the prevailing party shall be reimbursed by the non-prevailing party for his or its reasonable attorneys' fees and the other expenses of such proceeding.

                  (c) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

                  (d) The provisions and terms of this Agreement shall be governed and construed according to the laws of the State of Delaware. The parties irrevocably consent to the personal jurisdiction of and the propriety of venue in the courts located in the State of Delaware and of any state or federal court located in Delaware in connection with any permitted action or proceeding arising out of or related to this Agreement.

                  (e) If any dispute, claim or controversy shall arise between the Employee, on the one hand, and any one or more of the other parties, on the other hand, as to any issue whatsoever, other than the determination of disability, the same shall be referred to and settled by the following "arbitration" procedure which may be requested upon the application of any interested party: It is agreed the arbitration hearings, if any, shall be held in the State of Texas, or such other place as may be agreed upon by the parties, and any such dispute, claim or controversy shall be referred to and settled by such arbitration in accordance with, but not under the auspices of, the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA") then in effect (which Rules are incorporated herein by reference as though set forth at length herein other than those with respect to the number of arbitrators) and any decision or order or finding rendered by a panel of three
(3) arbitrators ("arbitrators"), of whom one is chosen by Capsure, one is chosen by the Employee and the third is chosen by the arbitrators chosen by Capsure and the Employee, shall be final and conclusive upon the parties hereto and judgement upon the award, finding or decision rendered may be entered in the Court of the forum, state or federal, having jurisdiction. It is expressly agreed between the parties hereto that whether or not the Rules of the AAA shall provide for a discovery procedure, such discovery procedure is hereby granted and permitted in the said arbitration proceedings and the parties may apply to the arbitrators for the enforcement of any form of discovery which would be permitted by the laws of the State of Texas and their award or decision in respect of such discovery shall be final and binding.

         The arbitrators, if they deem that the matter requires it, are authorized to award to the party whose contention is sustained such sums as they or a majority of them shall deem proper to compensate it or him for the time and expense incident to the proceedings and, if the arbitration was demanded without reasonable cause, then they may also award damages for delay, if any. The arbitrators shall determine their own reasonable compensation in accordance with such AAA Rules, and, unless otherwise provided by agreement, shall assess the cost and charges of the proceedings equally to both parties unless the arbitrators shall find an issue raised by either party was unreasonable or frivolous and that therefore the costs of the arbitration or any portion thereof shall be borne by the said party.

                  (f) Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when (i) personally delivered, or
(ii) forty-eight (48) hours after deposit in the U.S. mail, postage prepaid, certified or registered mail, or (iii) the next business day when sent by overnight courier (such as Federal Express, or (iv) when confirmed by the sender by telephone when sent by facsimile transmission, and sent to the following addresses:

                  If to the Employee:       John Knox, Jr.
                                            950 Echo Lane, Suite 250
                                            Houston, Texas  77024
                                            Facsimile No.:  713/722-4601

                  with a copy to:           Thompson, Coe, Cousins
                                              & Irons L.L.P.
                                            200 Crescent Court
                                            11th Floor
                                            Dallas, Texas 75201-1840
                                            Facsimile No.:  214/871-8209

                                            Attention:  Emory L. White, Jr.

                  If to the Company,
                  Parent, CFG or
                  Capsure:                  c/o Capsure Financial Group, Inc.
                                            1400 Lake Hearn Drive, Suite 130
                                            Atlanta, Georgia  30319
                                            Facsimile No.:  404/843-5598

                                            Attention:  Bruce A. Esselborn

                  With a copy to:           Rosenberg & Liebentritt, P.C.
                                            Two North Riverside Plaza
                                            Suite 1600
                                            Chicago, Illinois  60606
                                            Facsimile No.:  312/454-0335

                                            Attention:  Kelly L. Stonebraker

or to such other address or addresses as the parties may from time to time specify by notice in writing to the other parties, given in the manner provided in this Section.

                  (g) The rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliate of or successor in interest to the Company with the consent of the Employee, which consent shall not be unreasonably withheld. This Agreement shall not be assignable by the Employee. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and upon their respective heirs, personal representative, successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       UNIVERSAL SURETY OF AMERICA



                                       By:          / s / John Knox, Jr.
                                           -------------------------------------
                                       Its:                 President
                                           -------------------------------------


                                       PARENT:

                                       UNIVERSAL SURETY HOLDING CORP.


                                       By:          / s / John Knox, Jr
                                           -------------------------------------
                                       Title:              President
                                           -------------------------------------


                                       CAPSURE FINANCIAL GROUP, INC.


                                       By:          / s / Bruce A. Esselborn
                                           -------------------------------------
                                       Title:              President
                                           -------------------------------------


                                       CAPSURE HOLDINGS CORP.


                                       By:          / s / Bruce A. Esselborn
                                           -------------------------------------
                                       Title:             President
                                           -------------------------------------


                                       EMPLOYEE:


                                       / s / John Knox, Jr.
                                       -----------------------------------------
                                       JOHN KNOX, JR.